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                                                                     EXHIBIT 2.5

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

          This First Amendment to Asset Purchase Agreement dated March 1, 2002 (the "Agreement"), by and among Verizon Media Ventures Inc., GTE Southwest incorporated (collectively "Seller") and USAB Video Corp II, Inc. ("Buyer") and USA Broadband Corporation ("Parent") is made and entered into this 30th day of April, 2002 ("Effective Date").

                                   WITNESSETH

     WHEREAS, Section 4.2 of the Agreement provides a formula whereby a certain portion of the Cash Deposit is to be applied against the Purchase Price for each System at Closing; and

     WHEREAS, pursuant to the provisions of un-amended Section 4.2, after the closing scheduled for May 1, 2002 involving five (5) Systems, there would continue to be a large portion of the Cash Deposit remaining as security for performance of Buyer's obligations for subsequent closings; and

     WHEREAS, the parties desire to amend Section 4.2(b), and any other related provisions of the Agreement to allow any or all of the Cash Deposit to be used to pay the Cash Payment portion of the Purchase Price and not requiring a further Cash Deposit;

     WHEREAS, the parties desire to amend Section 4.3(g), to eliminate a five percent adjustment to the Purchase Price for timely closing as described herein.

     NOW THEREFORE, in consideration for the promises and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                  CASH DEPOSIT

1.1 AMENDMENT OF SECTION 4.2(b). Section 4.2(b) of the Agreement is deleted, amended and restated in its entirety as follows:

     "The Purchase Price for each System (composed of a portion of the Cash Payment and the Note Portion as indicated) will be paid on the applicable Closing Date. The Cash Payment for such System shall be paid by wire transfer of immediately available funds to an account designated by Seller in writing at least three (3) business days prior to the Closing Date. The Buyer may, in its discretion, apply all or any portion of the Cash Deposit to the Closing Date Amount as herein defined for the first Closing to occur. The balance of the Cash Deposit may be applied to the Closing Date Amount with respect to subsequent Closings until the entire Cash Deposit is applied to the Purchase Price."

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                                   ARTICLE II

                      TIMELY CLOSING ADJUSTMENT ELIMINATED

2.1 AMENDMENT OF SECTION 4.3(g). Section 4.3(g) of the Agreement is deleted, amended and restated in its entirety as follows:

     "Reserved"

                                   ARTICLE III

                                  MISCELLANEOUS

3.1 NON-DISTURBANCE OF OTHER PROVISIONS. Other than as specifically described herein, or as is necessary to give effect to the manifest intent of this amendment, this First Amendment to Asset Purchase Agreement shall not disturb or amend any of the other provisions of the Agreement.

3.2 CAPITALIZED TERMS. All capitalized terms used herein shall have the same definition and meanings as ascribed to them in the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties, acting through their duly authorized representatives, have executed this First Amendment to Asset Purchase Agreement as of the Effective Date first written above.

VERIZON MEDIA VENTURES INC.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

GTE SOUTHWEST INCORPORATED

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

USAB VIDEO CORP II, INC.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

USA BROADBAND, INC.

By:
       --------------------------------
Name:
       --------------------------------
Title:
       --------------------------------

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